UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 22, 2008

HealthStream, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Tennessee	000-27701	621443555
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

209 10th Ave. South, Suite 450, Nashville, Tennessee		37203
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	615-301-3100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.02 Results of Operations and Financial Condition.

On April 22, 2008, HealthStream, Inc. (the "Company") issued a press release announcing results of operations for the first quarter ended March 31, 2008, the resignation of a director, and the appointment of two executive officers, the text of which is set forth in Exhibit 99.1.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 22, 2008, the Company announced the appointment of Gerard ("Gerry") M. Hayden, Jr. to the position of senior vice president and chief financial officer and the appointment of Jeffrey S. Doster to the position of senior vice president and chief technology officer, both effective in mid-May 2008. Mr. Hayden also resigned from the Company’s Board of Directors, effective April 22, 2008. Arthur E. Newman, executive vice president, has served as the Company’s interim chief financial officer since August 2007 and will step down from this role and resume other leadership and management responsibilities within the Company when Mr. Hayden begins employment in mid-May 2008.

Mr. Hayden, age 53, has been employed as executive vice president and chief financial officer of MedAvant Healthcare Solutions since April 2007. From January 2005 to April 2007, Mr. Hayden acted as a consultant for various healthcare, technology and other business ventures. From November 2001 to January 2005, Mr. Hayden served as chief financial officer for Private Business, Inc. Mr. Hayden does not have a family relationship with any director or officer of the Company. There have been no transactions greater than $120,000 over the past year between the Company and Mr. Hayden. We do not have an employment agreement with Mr. Hayden. Mr. Hayden’s initial salary will be $200,000 per annum. Upon his start date with the Company he will receive 75,000 stock options, which will vest as follows: 10% of the options shall become vested one year from the grant date; 30% of the options shall become vested two years from the grant date; 60% of the options shall become vested three years from the grant date; and 100% of the options shall become vested four years from the grant date. Other material terms of this option grant will be subject to our 2000 Stock Incentive Plan.

Mr. Doster, age 43, has been employed as principal at The Altus Group LLC since November 2006. From March 2005 to October 2006, Mr. Doster served as senior vice president and chief technology officer at The Shop at Home Network, LLC. From October 2000 to April 2004, Mr. Doster served as senior vice president of Information Technology at New Roads, Inc. Mr. Doster does not have a family relationship with any director or officer of the Company. There have been no transactions greater than $120,000 over the past year between the Company and Mr. Doster. We do not have an employment agreement with Mr. Doster. Mr. Doster’s initial salary will be $200,000 per annum. Upon his start date with the Company he will receive 75,000 stock options, which will vest as follows: 10% of the options shall become vested one year from the grant date; 30% of the options shall become vested two years from the grant date; 60% of the options shall become vested three years from the grant date; and 100% of the options shall become vested four years from the grant date. Other material terms of this option grant will be subject to our 2000 Stock Incentive Plan. Mr. Doster will enter into a severance agreement with the Company, the terms of which have not been finalized and are therefore not yet available. The Company will file an amendment to this Current Report on Form 8-K once the terms of Mr. Doster’s severance agreement are finalized.

In connection with the appointment of Mr. Hayden and Mr. Doster as executive officers of the Company, and the resignation of Mr. Hayden as a director of the Company, HealthStream, Inc. issued a press release on April 22, 2008, a copy of which is attached hereto as Exhibit 99.1.

Item 7.01 Regulation FD Disclosure.

On April 22, 2008, HealthStream, Inc. (the "Company") issued a press release announcing results of operations for the first quarter ended March 31, 2008, the resignation of a director, and the appointment of two executive officers, the text of which is set forth in Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1 Press release dated April 22, 2008.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HealthStream, Inc.

April 22, 2008	By:	Arthur E. Newman

Name: Arthur E. Newman
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press release dated April 22, 2008.